EXHIBIT 10.15

                              THIS DOCUMENT CONSTITUTES PART OF A
                              PROSPECTUS COVERING SECURITIES THAT
                              HAVE BEEN REGISTERED UNDER THE
                              SECURITIES ACT OF 1933.



                   BECKMAN INSTRUMENTS, INC.

            RESTRICTED STOCK AGREEMENT AND ELECTION
     (CYCLE THREE - ECONOMIC VALUED ADDED INCENTIVE PLAN)


     This Restricted Stock Agreement and Election ("Agreement") is entered into between Beckman Instruments, Inc., a Delaware corporation (the "Company"), and ___________________________
____________________________________, an employee of
the Company or a Subsidiary of the Company ("Employee").


                            RECITALS


     A. The Company has established the Beckman Instruments, Inc. Incentive Compensation Plan of 1990 as amended (the "Plan"), the terms of which are hereby incorporated by reference and made a part of this Agreement, which provides for the issuance of shares of the Company's Common Stock, $.10 par value, subject to certain restrictions thereon;

     B. The Company has established the Beckman Instruments, Inc. Economic Value Added Incentive Plan Cycle Three Beginning FY95 ("Cycle Three Incentive"), with the Committee administering the Plan approving a Restricted Stock Award Alternative to any cash payment of the Cycle Three Incentive.

     C. Employee has requested that any award determined pursuant to the Cycle Three Incentive, and the additional premium amount determined pursuant to the Restricted Stock Award
Alternative, be made in the form of the Company's Common Stock issued under the Plan subject to certain restrictions; and

     D. The Committee administering the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the Restricted Stock under the Plan and the terms and conditions provided for herein to Employee in consideration of past services to the Company or its Subsidiaries, has accepted Employee's request, has advised the Company thereof, and has instructed the undersigned officer to cause said Restricted Stock to be issued;

     THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                           ARTICLE I

                          DEFINITIONS

Section 1.1 - Definitions.

     Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary.

     "Board" means the Board of Directors of the Company.

     "Change of Control" shall be deemed to occur if any of the following events occur: (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; (B) individuals who, as of the date hereof, constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board of the Company;
(C) the stockholders of the Company approve a merger or consolidation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 80% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 20% or more of the combined voting power of the Company's then outstanding voting securities; or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. Notwithstanding the preceding sentence, a Change of Control shall not be deemed to have occurred if the "person" described in the preceding sentence is an underwriting syndicate which has acquired the ownership of 20% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Organization and Compensation
Committee of the Company's Board of Directors.

     "Restricted Stock" shall mean Common Stock of the Company,
$.10 par value, issued under the Plan and the terms of this Agreement and subject to the Restrictions imposed hereunder.

     "Restriction Period" means the twenty-four (24) month period beginning on the date of issuance of Restricted Stock hereunder and ending on the date that is twenty-four (24) months from the date the Restricted Stock is issued.

     "Restrictions" shall mean the restrictions on sale, transfer or other disposition and the exposure to forfeiture imposed upon the Restricted Stock under this Agreement.

     "Retirement" means Termination of Employment of Employee due to "Early Retirement", "Normal Retirement" or "Late Retirement" as such terms are defined under the provisions of the Beckman Instruments, Inc. Pension Plan, or if such plan is not applicable to Employee, then under the applicable retirement policy or plan or as determined by the Committee in its discretion.

     "Secretary" shall mean the Secretary of the Company.

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Termination of Employment" shall mean that the employee-employer relationship between Employee and the Company or a Subsidiary has ended for any reason, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary.

     "Total Disability" shall mean that Employee has satisfied the criteria for determination of disability (without regard to any age requirement) for extended basic life insurance under the Company's life insurance program; provided, however, that such determination shall in no way be construed to mean or imply that Employee is otherwise eligible for extended basic life insurance.

     "Treasurer" shall mean the Treasurer of the Company.


                           ARTICLE II

         ELECTION FOR RESTRICTED STOCK IN LIEU OF CASH


Section 2.1 - Election

     Employee hereby irrevocably elects to receive the award, if any, determined pursuant to the Cycle Three Incentive and the premium described in Section 2.2(b) below, in the form of whole shares of Restricted Stock under a grant from the Plan subject to the provisions of the Plan and the terms and conditions herein, in lieu of a cash payment.

Section 2.2 - Acknowledgements

     With regard to the election in Section 2.1 above, Employee acknowledges and agrees as follows:

          (a) This election to receive Restricted Stock, the amount of which is determined under subparagraph (b) below, is effective only if received by the Company on or before August 1, 1996 and no Termination of Employment has occurred between the date of this election and the date of issuance of the Restricted Stock;

          (b) This election to receive Restricted Stock in lieu of cash payment is made for the full amount of any award under the Cycle Three Incentive and such amount will be increased by and shall include a thirty-three and one-third percent (33-1/3%) premium. Such sum shall then be converted into whole shares of Restricted Stock based on the closing price of Beckman stock on the last trading day of the two-year Cycle Three Incentive cycle; and

          (c) Amounts which would otherwise result in fractional shares will be paid in cash on the regular Cycle Three
     Incentive payment date.


                          ARTICLE III

                  ISSUANCE OF RESTRICTED STOCK


Section 3.1 - Issuance of Restricted Stock

     In consideration of Employee's agreement to remain in the employ of the Company or a Subsidiary and for other good and valuable consideration, the Company agrees to issue to Employee the number of shares of Restricted Stock, determined pursuant to
Section 2.2(b) above and set forth in Schedule A, upon the terms and conditions set forth in this Agreement. Schedule A shall be distributed to Employee on or about the regular payment date for the Cycle Three Incentive. The date of issuance of the Restricted Stock shall be the date shown on Schedule A.

Section 3.2 - Consideration to Company

     As partial consideration for the issuance of Restricted Stock by the Company, Employee agrees to render faithful and efficient services to the Company or a Subsidiary with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate employment of Employee at any time for any reason, with or without cause.


                           ARTICLE IV

                          RESTRICTIONS


Section 4.1 - Forfeiture of Restricted Stock

     (a) All shares of Restricted Stock shall be forfeited to the Company immediately upon a voluntary Termination of Employment or an Early Retirement occurring within twenty-four (24) months from the date of issuance; provided, however, that where Employee terminates employment due to Early Retirement and has made a prior Code Section 83(b) election, no forfeiture shall occur but Restrictions on sale, transfer or other disposition pursuant to Sections 4.2 and 5.2 will remain in effect for any remainder of the Restriction Period.

     (b) Notwithstanding Section 4.1(a) above, no shares shall be forfeited to the Company in the event of a Termination of Employment due to Normal or Late Retirement, Total Disability, or death. In the event of an involuntary Termination of Employment, for cause or otherwise, no shares shall be forfeited but the restrictions on sale, transfer or other disposition pursuant to Sections 4.2 and 5.2 shall remain in effect for any remainder of the Restriction Period.

Section 4.2 - Legend

     Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all restrictions lapse and new certificates are issued pursuant to Section 4.3, bear the following legend:

               "The shares represented by this certificate are subject to reacquisition by Beckman Instruments, Inc., and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Agreement by and between Beckman Instruments, Inc. and the registered owner of such shares."

Section 4.3 - Lapse of Restrictions

     (a) If no forfeiture pursuant to Section 4.1(a) has occurred, the Restrictions shall lapse with respect to 100% of the shares of Restricted Stock on the date which is twenty-four
(24) months from the date the Restricted Stock is issued.

     (b) Notwithstanding subsection 4.3(a) above, all Restrictions will lapse with respect to 100% of the shares of Restricted Stock in the following events: (i) A Termination of Employment by death, Normal or Late Retirement (but not Early Retirement) or Total Disability; (ii) Death or Total Disability of Employee during the the Restriction Period where during the Restriction Period Employee had terminated employment due to Early Retirement and had made a prior Code Section 83(b) election or where an involuntary Termination of Employment had previously occurred during the Restriction Period; or (iii) A Change of Control of the Company or other occurrence of events as described in Sections 4.4 or 4.5 below if the Committee deems the lapse of Restrictions appropriate.

     (c) As soon as practicable, the Company shall, upon the lapse of the Restrictions, cause new certificates to be issued and delivered to Employee or his or her legal representative, free from the legend provided for in Section 4.2.
Notwithstanding the foregoing, no such new certificate shall be delivered to Employee or his or her legal representative unless and until Employee or such legal representative shall have paid to the Company (or other employer corporation), in cash, the full amount of all federal, state or local income tax withholdings and other employment taxes applicable to the taxable income of Employee resulting from the lapse of Restrictions.

Section 4.4 - Merger, Consolidation, Exchange, Acquisition,
Liquidation or Dissolution

     In the event that the Company is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the Board or the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, by a resolution adopted prior to the occurrence of the reorganization, merger, consolidation, acquisition of property or stock, separation, or liquidation, that (i) for some period of time prior to such event, all Restrictions on such shares of Restricted Stock shall lapse or expire, (ii) obligations of the Company in relation to such shares of Restricted Stock shall be assumed by such successor corporation, (iii) such shares of Restricted Stock shall be cancelled and replaced by substitute shares of Restricted Stock of the successor corporation, or (iv) such shares of Restricted Stock shall be forfeited to the Company in consideration for a cash payment in an amount to be determined by the Committee.

Section 4.5 - Restrictions on New Shares

     In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation pursuant to a merger of the Company into another corporation, or the exchange of all or substantially all of the assets of the Company for the securities of another corporation, or the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, or a stock split-up or stock dividend, such new or additional or different shares or securities which are attributable to Employee in his or her capacity as the owner of the Restricted Stock, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides, pursuant to
Section 4.4 or Section 4.3(b), for the expiration of the Restrictions on the shares of Restricted Stock underlying the distribution of the new or additional shares or securities.


                           ARTICLE V

                         MISCELLANEOUS


Section 5.1 - Administration

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. Any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement or the grant or issuance of Restricted Stock shall be determined by the Committee in its sole discretion. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final, binding and conclusive upon Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Stock.


Section 5.2 - Restricted Stock Not Transferable

     Neither the Restricted Stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition of such Restricted Stock, interest or right therein or part thereof, shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.


Section 5.3 - Conditions to Issuance of Stock Certificates

     The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The compliance with all other requirements, including but not limited to the payment or withholding of income, employment or other taxes, as legally required or which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

     (e) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.


Section 5.4 - Escrow

     The Treasurer or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing the Restricted Stock, including shares of Restricted Stock issued pursuant to Section 4.5, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall Employee retain physical custody of any certificates representing Restricted Stock issued to him or her.


Section 5.5 - Notices

     Any notice required or permitted hereunder shall be effective when addressed to the Company in care of its Secretary at 2500 Harbor Boulevard, Fullerton, CA. 92634-3100, or to the Employee at the Employee's last known address shown on Company records, as the case may be, and deposited, postage prepaid and registered or certified, in the United States mail. Either party may, by notice to the other given in the above-described manner, change such party's address for future notices. Any notice which is required to be given to Employee shall, if Employee is then deceased, be given to Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice in the manner described in this Section.


Section 5.6 - Rights as Stockholder

     Except as otherwise provided herein, Employee shall have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock.


Section 5.7 - Entire Agreement; Modification

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any and all other written or oral agreements, understandings, representations or proposals which may have been made prior to or concurrently with the execution of
the Agreement.   No modification or amendment of this Agreement
or any additional agreement concerning Restricted Stock will take effect unless it is approved by the Committee and is in writing and signed by Employee and the Vice President of Human Resources. Any modification, amendment, or additional agreement must expressly state the intention of the parties to modify or supplement the terms of this Agreement.


Section 5.8 - Receipt of Documents

     Employee acknowledges the receipt of the Cycle Three Incentive Plan with restriced stock award alternative, the Incentive Compensation Plan of 1990 as amended and restated May 6, 1992, the 1996 prospectus appendix for the Incentive Compensation Plan of 1990, and tax information. Employee acknowledges that he has been encouraged to seek tax and securities counsel before making the election herein.


Section 5.9 - Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.


     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


EMPLOYEE                          BECKMAN INSTRUMENTS, INC.


_________________________         By________________________________
                                    Vice President - Human Resources

Date:____________________